EXHIBIT 4.2

WARRANT CERTIFICATE WA- _________

NUMBER OF WARRANTS ______________


                               WARRANT CERTIFICATE

                                       TO

                              PURCHASE COMMON STOCK

                                       OF

                                 LOGSEARCH, INC.

         1. WARRANTS. Each Warrant shall entitle the holder (the "Registered Holder" or, in the aggregate the "Registered Holders") in whose name the Warrant Certificate shall be registered on the books maintained by the Warrant Agent (the Company's stock transfer agent) to purchase one share of restricted Common Stock of LOGSEARCH, INC. (the "Company") on exercise thereof, subject to modification and adjustment as provided herein. This Warrant Certificate representing the right to purchase Warrant Shares shall be executed by the Company's President, attested to by the Company's Secretary, and delivered to the Warrant Agent. Copies of the Warrant Certificates shall be attached to certificates representing an aggregate of the Shares of Common Stock of the Company to be issued and distributed to their rightful owners by the Warrant Agent.

         The Company has issued 4,000,000 Warrants to purchase up to 2,000,000 shares of the Company's restricted Common Stock, at an exercise price of $.10 per share, which must be exercised, if at all, within one (1) year from the date the registration statement for the common stock underlying the Warrants becomes effective with the S.E.C. Two warrants plus $0.10 are convertible into one common share of the Company at any time within 12 months of the effective date of this prospectus. Partial conversions are allowed. The Company can redeem the Warrants at $0.001 per warrant if the common stock publicly trades, of which there can be no assurance, and closes at a bid price greater than $0.11 per share for any 10 consecutive trading days.

         Except as provided herein, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued on or after the initial issuance date, upon the exercise of any Warrants, to evidence the unexercised Warrants held by the exercising Registered Holder, and (iii) Warrant Certificates issued after the initial issuance date, upon any transfer or exchange of Warrant Certificates or replacements of lost or mutilated Warrant Certificates.

         2. FORM AND EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

         Each such Warrant Certificate shall be numbered serially with the designation of "WA- ______" appearing on each Warrant Certificate.

         3. EXERCISE. Subject to the provisions hereof, the Warrants, as evidenced by a Warrant Certificate, may be exercised in whole or in part at any time during the period (the "Exercise Period") commencing one (1) year from the date the registration statement for the common stock underlying the Warrants becomes effective with the S.E.C. (the "Exercise Date"), unless extended by a majority vote of the Company's Board of Directors, but in no event after such extended expiration date. The Company shall promptly notify the Warrant Agent and the Registered Holders of any such extension of the Exercise Period. A Warrant shall be deemed to have been exercise immediately prior to the close of business on the date (the "Exercise Date") of the surrender for exercise of the Warrant Certificate. The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered, together with payment therefor, to the Company at its corporate offices (the "Corporate Office"), in cash or by official bank or certified check, in an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

         Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. In addition, the Warrant Agent shall also, at such time, verify that all of the conditions precedent to the issuance of Warrant Shares set forth herein have been satisfied as of the Exercise Date. The Company may issue fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant, or script or cash therefor, and such fractional shares shall be of no value whatsoever. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full Shares issuable on such exercise.

         The Company may deem and treat the Registered Holders of the Warrants as the absolute owners thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the holders thereof to any of the rights of shareholders or to any dividends declared on the Common Stock unless the Registered Holder shall have exercised the Warrants and purchased Shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to any such dividend or other rights.

         4. RESERVATION OF SHARES AND PAYMENT OF TAXES. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable upon the exercise of all outstanding Warrant Certificates. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid, non-assessable, and free from all taxes, liens and charges of whatsoever nature with respect to the issuance thereof.

         The Company acknowledges that the Company will be required to file a registration statement on Form SB-2 with the S.E.C., pursuant to the Securities Act of 1993, as amended (the "Act"), to register the shares of common stock underlying the Warrants, and that no Warrants may be exercised nor may Warrant Shares be issued by the Warrant Agent unless, on the Exercise Date, the Company has an effective registration statement covering the issuance of the Warrant Shares under the Act or such issuance is exempt from registration under the applicable state and federal securities laws, rules and regulations of the state in which such Registered Holder resides.

         If any Shares of Common Stock to be reserved for the purpose of exercise of Warrant Certificates hereunder require any other registration with or approval of any government authority under any federal or state law before such shares may be validly issued or delivered, then the Company covenants that it will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be. No Warrant Shares shall be issued unless and until any such registration requirements have been satisfied if and when required.

         The Registered Holder shall pay all documentary, stamp, or similar taxes and other government charges that may be imposed with respect of the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

         In the event the Warrant Agent ceases to also serve as the stock transfer agent for the Company, the Warrant Agent is irrevocably authorized to requisition the Company's new transfer agent from time to time for Warrant Shares required upon exercise of the Warrants, and the Company will authorize such transfer agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its new transfer agent for Shares of Common Stock or other capital stock issuable upon exercise of the Warrants and of each successor transfer agent appointed by the Company during the term of this Agreement.

         5. REGISTRATION OF TRANSFER. The Warrant Certificates may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office. The Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate(s) which the Registered Holder making the transfer shall be entitled to receive.

         The Warrant Agent shall keep transfer records of all such transactions at its corporate offices which shall register Warrant Certificates and any transfers thereof. On due presentment for registration of transfer of any Warrant Certificate, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate(s) representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or accompanied by a written instrument or instruments or transfer in form satisfactory to the Company and the Warrant Agent. Any reasonable fee for any registration of transfer of Warrant Certificates shall be paid by the Registered Holder. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

         All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency created by this Agreement. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent), and the parties hereto shall not be affected by any notice to the contrary.

         6. LOSS OR MUTILATION. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company and the Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

         7. ADJUSTMENT OF EXERCISE PRICE AND SHARES. In the event of any adjustment of the Exercise Price pursuant to this Section 7, the number of Shares of Common Stock purchasable on the exercise of each Warrant shall be the number derived by dividing any such adjusted Exercise Price into the original Exercise Price. The Exercise Price shall be subject to adjustment as follows:

         (a) In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any Shares of its Common Stock as a share dividend or shall subdivide the number of outstanding Shares of Common Stock into a greater number of Shares, then, in either of such events, the Exercise Price per Share of Common Stock purchasable pursuant to the Warrants shall be increased proportionately. Conversely, in the event the Company shall reduce the number of Shares of its outstanding Common Stock by combining such Shares into a smaller number of Shares, then, in such event, the Exercise Price per Share purchasable pursuant to the Warrants in effect at the time of such action shall be increased proportionately and the number of Shares of Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately. Any dividend paid or distributed on the Common Stock in Shares of any other class of the Company's securities, or in securities convertible into Shares of Common Stock of the Company, shall be treated as a dividend paid in Common Stock to the extent that Shares of Common Stock are issuable on the conversion thereof.

         (b) In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provisions shall be made as part of the terms of any such sale, dissolution, liquidation or winding up such that the holder of a Warrant may thereafter receive, on exercise thereof, in lieu of each Share of Common Stock of the Company which he/she/it would have been entitled to receive, the same kind and amount of any share, securities, or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each Share of Common Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise a Warrant shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Pacific Standard Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the Registered Holders thereof at such addresses as may appear on the records of the of the Company and the Warrant Agent.

         (c) In the event, prior to the expiration of the Warrant Certificates by exercise or by their terms, the Company shall determine to take a record of the Registered Holders of its Common Stock for the purpose of determining shareholders entitled to receive any Share dividend or other right which will cause any change or adjustment in the number, amount, price or nature of the Shares of Common Stock or other securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other Shares, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

         (d) No adjustment of the Exercise Price shall be made as a result of or in connection with (i) the issuance of Common Stock of the Company pursuant to options, warrants and share purchase agreements outstanding or in effect on the date hereof, (ii) the establishment of additional option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of Common Stock on exercise of any options pursuant to such plans, or (iii) the issuance of Common Stock in connection with an acquisition or merger of any type (therefore, the anti-dilution provisions of this Section 7 will not apply in the event a merger or acquisition is undertaken by the Company), in connection with compensation arrangements for officers, employees or agents of the Company or any subsidiary, or the like.

         (e) Before taking any action which would cause an adjustment reducing the Exercise Price, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Shares of such Common Stock at such adjusted Exercise Price.

         Upon any adjustment of the Exercise Price required to be made pursuant to this Section 7, the Company, within 30 days thereafter, shall (a) cause to be filed with the Warrant Agent a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and (b) cause to be mailed to each of the Registered Holders of the Warrant Certificates written notice of such adjustment.

         8. REGISTRATION RIGHTS. Upon exercise of the Warrant(s), the holder of the shares of restricted Common Stock shall have the right to have the shares registered, at the sole expense of the Company, under a Form SB-2, filed with the SEC by the Company within 90 days after demand by the holder for registration.

Dated: __________________            Dated: _____________________


LOGSEARCH, INC.                      WARRANT HOLDER


BY: ____________________             BY: ________________________
                                         Signature

                                         ------------------------
                                         Print name

                                         ------------------------
                                         Address

                                         ------------------------

                                         ------------------------
                                         Phone/fax numbers

                                       5